Exhibit 10.1

FIRST BANCORP
2026 OMNIBUS INCENTIVE PLAN

Section I
PURPOSE

The purpose of the First BanCorp 2026 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), is to promote the interests of the Corporation and its stockholders by delivering long term incentive compensation benefits to the Corporation’s and its Affiliates’ employees and directors, who are expected to contribute significantly to the success of the Corporation and its Affiliates.  These benefits provide a proprietary interest in the continued growth and success of the Corporation through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. The Plan is also intended to encourage recipients to remain in the employ or service of the Corporation and its Affiliates and to assist the Board and management in the attraction and recruitment of qualified service providers to serve the Corporation and/or its Affiliates. The Plan is intended to comply with Section 1040.08 of the P.R. Code, with respect to the Puerto Rico directors and employees participating thereunder, and Sections 409A and 422 of the U.S. Code, with respect to the U.S. employees participating in the Plan. The Plan shall be effective on the Effective Date.

The Plan is a successor to the First BanCorp Omnibus Incentive Plan, as amended, which was  approved by the Corporation’s stockholders on May 24, 2016 (the “Prior Plan”).  No awards will be granted under the Prior Plan on and after the Effective Date. Outstanding awards granted under the Prior Plan and any predecessor equity incentive plan shall remain outstanding in accordance with the terms set forth in the applicable plan document and award agreement.

Section 2
DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)
“Affiliate” means any organization controlling, controlled by or under common control with the Corporation, or any corporation or other form of entity of which the Corporation owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. The term “control” means the power (direct or indirect) to direct the policies and management of a company. In addition to the ownership of voting securities, control may be through voting trusts, stock in escrow and management.

(b)	“Award” means the award of an Option, a SAR, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award under the Plan.

(c)
“Award Agreement” shall mean an agreement (whether written or electronic) which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

(d)	“Board” means the Board of Directors of the Corporation.

(e)
“Cause” means with respect to a Participant, any act or omission on the part of the Participant which involves personal dishonesty, willful misconduct, breach of fiduciary duty, a material violation of any law, rule or regulation of any regulatory agency, commission of a crime, a violation of any policy or rule of the Corporation or any Affiliates, or a material breach of any provision of any written covenant or agreement with the Corporation or any Affiliate, such as the willful and continued failure of the Participant to perform the duties set forth therein. No act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him/her not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Corporation. For purposes of this paragraph, any act or omission to act on the part of the Participant in reliance upon an opinion of counsel to the Corporation or to the Participant shall not be deemed to be willful or without reasonable belief that the act or omission to act was in the best interest of the Corporation.

(f)
“Change in Control” shall be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation or which, by cumulative voting, if permitted by the Corporation’s charter or bylaws, would enable such third person to elect 50% or more of the directors of the Corporation; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or any other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute a majority of the Board or the board of directors of any successor institution.

(g)
“Committee” means the Compensation and Benefits Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more members, each of whom shall be a “Non Employee Director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act and an “independent director” under the rules of any exchange where the Common Stock may be traded.

(h)	“Common Stock” means the common stock of the Corporation, par value $0.10 per share.

(i)	“Corporation” means First BanCorp., a Puerto Rico Corporation, and any successor thereto.

(j)	“Effective Date” means the date that the Corporation’s stockholders approve the Plan, which is scheduled to be on May 6, 2026 at the Corporation’s 2026 annual meeting of stockholders.

(k)
“Eligible Persons” means officers, directors and other employees of the Corporation or its Affiliates. The Committee will determine the eligibility of officers, directors and other employees based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Corporation or its Affiliates of such individual’s accomplishments and potential contribution to the success of the Corporation or its Affiliates. However, for purposes of  P.R. Code Section 1040.08, only directors and employees in Puerto Rico of the Corporation or its Affiliates may be eligible to receive QSOs. Whereas, for purposes of Section 422 of the U.S. Code, only employees of the Corporation or its parent or subsidiaries, as defined in U.S. Code 424, may be eligible to receive ISOs.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)
“Fair Market Value” means, with respect to stock or other property, the fair market value of such stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per-share Fair Market Value of stock as of a particular date shall mean, (i) the closing sales price per share of such stock on the national securities exchange on which the stock is principally traded, for the date of grant, or (ii) if the shares of stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of stock in such over-the-counter market for the last preceding date on which there was a sale of such stock in such market, or if the shares of stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(n)	“ISO” means an Option that is an “incentive stock option” within the meaning of U.S. Code Section 422.

(o)	“Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Affiliate.

(p)	“Non-qualified Stock Option” means an Option that is not an ISO or a QSO.

(q)
“Option” (including ISOs, QSOs and Non-qualified Stock Options) means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO, (ii) a QSO or (iii) a Non-qualified Stock Option.

(r)	“Other Stock-Based Award” means an Award granted pursuant to Section 10 of the Plan.

(s)	“Participant” means those Eligible Persons designated by the affirmative action of the Committee to participate in the Plan.

(t)
“Performance Cycle” means the period selected by the Committee during which the performance of the Corporation or any Affiliate or unit thereof or any Eligible Person is measured for the purpose of determining the extent to which the Performance Goals applicable to an Award have been attained.

(u)
“Performance Goals” means the objectives for the Corporation, any Affiliate or business unit thereof, or an Eligible Person that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently granted under the Plan. The Committee may, in its discretion, at the time of grant, specify in the Award Agreement that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Corporation during the Performance Cycle; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) non-cash valuation changes related to financial instruments accounted for at fair value; or (x) any other unusual and infrequently occurring item as the Committee may consider appropriate.

(v)
“P.R. Code” means the Puerto Rico Internal Revenue Code of 2011, as amended, including, for these purposes, any regulations promulgated by the Puerto Rico Department of the Treasury with respect to the provisions of the P.R. Code, and any successor thereto.

(w)	“QSO” means an Option that is a “qualified stock option” within the meaning of P.R. Code Section 1040.08.

(x)	“Restricted Period” means the period of time during which Restricted Stock Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer.

(y)	“Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Section 8 of the Plan.

(z)
“Restricted Stock Unit” means a Participant’s right to receive, pursuant to this Plan, one share of Common Stock (or in the discretion of the Committee, its cash equivalent) at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

(aa)
“SAR” means a stock appreciation right granted under Section 7 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, or a combination thereof, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(bb)	“Section 16 Officer” means each person who is an officer of the Corporation or any Affiliate and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

(cc)
“Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

(dd)
“U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the U.S. Code, and any successor thereto.

Section 3
ELIGIBILITY

Any Eligible Person shall be eligible to be selected to receive an Award under the Plan, except that ISOs, pursuant to U.S. Code Section 422, may be granted only to employees of the Corporation or its parent or any of its subsidiaries, as each is defined in U.S. Code Section 424.

Section 4
ADMINISTRATION

(a)	The Plan shall be administered by the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b)
Subject to the terms of the Plan and applicable law, the Committee, as delegated by the Board, shall have power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award, subject to Section 5(g) hereof; (v) adopt the form of Award Agreements; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) correct any defect, supply any omission or reconcile any inconsistency in or among the Plan, an Award or an Award Agreement; (viii) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (ix) determine whether to accelerate the vesting or exercisability of any Award on account of a termination of a Participant’s employment or service, or any other reason that the Committee deems appropriate; (x) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)
Notwithstanding anything else contained in the Plan to the contrary herein, the Committee may delegate, subject to such terms or conditions or guidelines as it shall determine and applicable law, to any employee of the Corporation or any group of employees of the Corporation or its Affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Section 16 Officers or Non-Employee Directors. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Section 16 Officers or Non-Employee Directors.

(c)	All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Corporation, the stockholders and the Participants.

Section 5
COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS

(a)
Subject to adjustment as provided in Section 5(e) below, and, except as provided in the following sentence and in Section 5(c) below, on and after the Effective Date, the maximum number of shares of Common Stock available for issuance under the Plan is 5,000,000 shares. In addition, any shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date that are payable in shares and that are forfeited or otherwise terminate without the delivery of shares of Common Stock on or after the Effective Date, subject to adjustment as provided in Section 5(e) below (collectively, the “Prior Plan Shares”), may be issued with respect to Awards under this Plan. The aggregate number of shares reserved for issuance under this Plan as of the Effective Date, including the Prior Plan Shares, is referred to as the “2026 Plan Reserve.” Subject to adjustment as provided in Section 5(e) below, the maximum number of shares of Common Stock that may be issued with respect to ISOs or QSOs is 5,000,000.

(b)
The maximum grant date value of shares subject to Awards granted to any Non-Employee Director during any calendar year, taken together with any cash fees payable to such Non-Employee Directors for services rendered as a Non-Employee Director during the calendar year, shall not exceed $1,000,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

(c)
If any shares of Common Stock covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of shares of Common Stock, then the shares of Common Stock covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall be restored to the 2026 Plan Reserve and shall become available for issuance under the Plan. In addition any outstanding awards under the Prior Plan as of the Effective Date that are payable in shares (“Prior Plan Awards”) are forfeited or otherwise terminate on or after the Effective Date without the delivery of shares of Common Stock, the shares subject to such Prior Plan Awards or to which such Prior Plan Awards relate, to the extent of any such forfeiture or termination, shall be restored to the 2026 Plan Reserve and shall again be available for Awards under the Plan. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for purposes of the Plan: (1) shares of Common Stock previously owned or acquired by the Participant that are delivered to the Corporation, or withheld from an Award or Prior Plan Award, to pay the exercise price of an Option or a Prior Plan Award, respectively, (2) shares of Common Stock that are delivered by the Participant or withheld by the Corporation for purposes of satisfying a tax withholding obligation related to an Award or a Prior Plan Award, or (3) shares of Common Stock reserved for issuance upon the grant of a SAR that exceed the net number of shares actually issued upon exercise. With respect to stock-based Awards that are settled solely in cash (and not Common Stock), the Common Stock on which the Award are based shall not count against the 2026 Plan Reserve.

(d)	Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock acquired by the Corporation on the open market.

(e)
In the event that the Committee shall determine that any extraordinary dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Corporation, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities) which thereafter may be made the subject of Awards, (ii) the number and type of shares (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of shares of Common Stock subject to any Award denominated in shares shall always be a whole number. Notwithstanding the foregoing, to the extent applicable, adjustments to Awards will be made only to the extent permitted under Sections 409A or 424 of the U.S. Code, to the extent applicable.

(f)	Shares of Common Stock underlying Substitute Awards, and Awards settled in cash, shall not reduce the number of shares of Common Stock remaining available for issuance under the Plan.

(g)
Notwithstanding anything to the contrary herein, all Awards shall be subject to regular vesting schedules pursuant to which no portion of the Award is scheduled to vest prior to the first anniversary of the date of grant. However, (i) for purposes of Awards granted to Non-Employee Directors, any such Award shall be deemed to satisfy this minimum vesting requirement if such Award is granted on the date of the Corporation’s annual meeting of stockholders and vests on the date of the Corporation’s annual meeting of stockholders immediately following the date of grant (but not less than 50 weeks following the date of grant), and (ii) subject to adjustments made in accordance with Section 5(e) above, up to 5% of the 2026 Plan Reserve may be granted without regard to this minimum vesting requirement.

Section 6
STOCK OPTIONS

(a)
The Committee may grant Options to Eligible Persons in the following forms: (1) ISOs; (2) QSOs, and (3) Non-qualified Stock Options. ISOs and QSOs may only be granted to those who meet the requirements of the U.S. or P.R. Code, respectively. Each Option will be evidenced by an Award Agreement.

(b)
Except in the case of Substitute Awards, Options granted pursuant to the Plan shall have an exercise price of no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as provided in Section 5(e), the Committee shall not have the ability or authority to reprice, reduce the exercise price of outstanding Options or to grant any new Options or other Awards in substitution for or upon the cancellation of Options (including but not limited to cash buyouts) previously granted which shall have the effect of reducing the exercise price of any outstanding Option without the approval of a majority of the Corporation’s stockholders. No dividends or dividend equivalents will accrue or be paid with respect to any Option.

(c)	Subject to Section 5(g), each Option granted pursuant to the Plan shall become exercisable in accordance with the terms and conditions determined by the Committee. A

(d)
The term of each Option shall be fixed by the Committee, and will not exceed 10 years (or five years for a Participant who owns, or is deemed within the meaning of Section 422(b)(6) of the U.S. Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any parent or subsidiary corporations of the Corporation, as defined in Sections 424(e) and (f), respectively, of the U.S. Code)..

(e)
Pursuant to Section 1040.08 of the P.R. Code and/or Section 422 of the U.S. Code, the aggregate Fair Market Value of the shares (determined as of the time the Option is granted) with respect to which QSOs and/or ISOs are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Corporation and its Affiliates) shall not exceed one hundred thousand dollars ($100,000).

(f)
Payment of the exercise price shall be made in cash or check. However, the Committee may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock, duly endorsed for transfer to the Corporation with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price; or (iv) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Committee determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Corporation that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

Section 7
SARs

(a)
The Committee may grant SARs to Eligible Persons with terms and conditions that are not inconsistent with the provisions of the Plan, including without limitation Section 5(g) above. Each SAR shall be evidenced by an Award Agreement which includes the terms and conditions determined by the Committee. The term of each SAR shall be fixed by the Committee, and will not exceed 10 years.  No dividends or dividend equivalents will accrue or be paid with respect to any SAR.

(b)
SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(c)
Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d)
A freestanding SAR shall not have, unless it is a Substitute Award, an exercise price less than the Fair Market Value of the share on the date of grant. Except as provided in Section 5(e) above, the Committee shall not have the ability or authority to reduce the exercise price of outstanding SARs nor to grant any new SARs or other Awards in substitution for or upon the cancellation of SARs previously granted which shall have the effect of repricing, or reducing the exercise price of any outstanding SAR (including but not limited to cash buyouts) without the approval of a majority of the Corporation’s stockholders.

(e)	Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof.

Section 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)
The Committee may grant Awards to Eligible Persons of Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the Participant’s Award will be forfeited or become vested, subject to the restrictions set forth in Section 5(g).

(b)	Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided.

(c)
Unless otherwise stated in an Award Agreement, holders of Restricted Stock or Restricted Stock Units shall have the right to accrue dividends or dividend equivalents, as applicable, during the Restricted Period. Such dividends or dividend equivalents will accrue during the Restricted Period, but will not be paid until restrictions on the underlying Awards lapse.

(d)	In the case of Restricted Stock, the Participant will have the right to vote shares.

(e)
For Restricted Stock and Restricted Stock Unit Awards intended to vest solely on the basis of the passage of time, the Committee shall specify the Restricted Period in the corresponding Award Agreement, subject to Section 5(g).

(f)
Subject to Section 5(g), the Restricted Period shall commence upon the date of the grant by the Committee and shall lapse with respect to the shares of Restricted Stock and Restricted Stock Units on such date the vesting period of the Award elapses.

Section 9
PERFORMANCE AWARDS

The Committee may grant Awards to Eligible Persons that vest based on the attainment of Performance Goals during a specified Performance Cycle. Such Awards may be in the form of Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.  To the extent the Awards are in the form of Restricted Stock Units or Other Stock-Based Awards, such Awards may include the right to receive dividend equivalents thereon, payable only upon achievement of the Performance Goals. Each such Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award, subject to Section 5(g).

Section 10
OTHER STOCK-BASED AWARDS

The Committee may grant Other Stock-Based Awards to Eligible Persons. An Other Stock-Based Award means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine consistent with the Plan, including without limitation Section 5(g) above. Such Awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. Each Other Stock-Based Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. To the extent dividend equivalents are granted in connection with an Other Stock-Based Award, such dividend equivalents will accrue during the Restricted Period, but will not be paid until restrictions on the underlying Other Stock-Based Award lapse.

Section 11
TERMINATION OF EMPLOYMENT OR SERVICE; CHANGE IN CONTROL

(a)
Termination of Employment or Service. The Committee may provide for vesting or payment of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate. Unless otherwise provided in the applicable Award Agreement, in the event a Participant’s employment or service is terminated for Cause, the Award (whether vested or unvested) shall be automatically forfeited to the Corporation and, for an Option and/or SAR, no further exercise shall be allowed.

(b)	Change in Control.

(i)
Upon a Change in Control where the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants (which may be in respect to cash, securities, or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).  Upon a Change in Control where the Corporation continues as the surviving corporation, unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall continue under comparable terms.

(ii)
Unless the Committee determines otherwise, or unless the applicable Award Agreement or other agreement between the Participant and the Corporation or an Affiliate  provides otherwise, if a Participant’s employment or services terminates by reason of an involuntary termination by the Corporation or an Affiliate for reasons other than Cause upon or within twelve (12) months following a Change in Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination and may be exercised, to the extent applicable, within four (4) months after the date of such termination but not later than the date on which the Awards would otherwise expire; provided that if the vesting of any such Awards is based, in whole or in part, on the attainment of specified Performance Goals, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 11(b) shall be calculated.

(iii)
In the event of a Change in Control, if any outstanding Awards are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation) or the Awards do not otherwise continue following the Change in Control, the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Awards, without the consent of any Participant, including, without limitation, (1) accelerating vesting and exercisability, as applicable, of any or all outstanding Awards and (2) providing Participants with a payment in settlement of any or all outstanding Awards, in such amount and form as may be determined by the Committee; provided that if the per share Fair Market Value of the Common Stock does not exceed the per share Option or SAR exercise price, as applicable, the Committee may determine that no payment will be made to the Participant upon surrender of the Option or SAR.

Section 12
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

(a)
The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option or SAR may be granted, (iii) change the Award limits as set forth in Section 5(a) or 5(b), or (iv) require stockholder approval under the rules of any exchange where the Common Stock may be traded or under applicable law, including the P.R. Code and the U.S. Code, shall be subject to the approval of the Corporation’s stockholders. No amendment, modification or termination of the Plan shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the consent of the Participant who holds the Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.)

(b)	No Award may be granted subsequent to May 5, 2036, unless the term of the Plan is extended by the Board upon approval of the Corporation’s stockholders.

Section 13
MISCELLANEOUS

(a)
The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of shares of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the shares of Common Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information, and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)
No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or an Affiliate), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

(c)
The Corporation and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Corporation. Other provisions of the Plan notwithstanding, only the minimum amount of shares of Common Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless the Committee provides otherwise.

(d)
No election under Section 83(b) of the U.S. Code (to include in gross income in the year of transfer the amounts specified in U.S. Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) or other applicable provision.

(e)
If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an ISO under the circumstances described in U.S. Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.

(f)
The Corporation or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Corporation, including but not limited to amounts owed under Section 13(c) above, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any such deduction or setoff.

(g)
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver shares of Common Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that, the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)
Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable,.

(i)
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)
All Awards and amounts payable under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Committee or the Board from time to time, whether or not approved before or after the Effective Date. To the extent permitted by applicable law, including without limitation U.S. Code Section 409A, all amounts payable under the Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Corporation under the terms of any applicable clawback or recoupment policy. In the event of a clawback, recoupment or forfeiture event under an applicable clawback or recoupment policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Corporation shall be entitled to recover from the Participant the amount specified under the applicable clawback or recoupment policy to be clawed back, recouped or forfeited (which amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under this Plan).

(k)
The Plan is intended to comply with the requirements of U.S. Code Section 409A, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of U.S. Code Section 409A or (ii) satisfies the requirements of U.S. Code Section 409A. If an Award is subject to U.S. Code Section 409A, (A) distributions shall only be made in a manner and upon an event permitted under U.S. Code Section 409A, (B) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under U.S. Code Section 409A, (C) payments to be made upon a Change in Control shall only be made upon a “change of control event” under U.S. Code Section 409A, (D) unless the Award specifies otherwise, each payment shall be treated as a separate payment for purposes of U.S. Code Section 409A, and (E) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with U.S. Code Section 409A. If any Award is subject to U.S. Code Section 409A and payment is subject to the execution of a release of claims in favor of the Corporation and its Affiliates, in no event shall the timing of a Participant’s execution of the release result in the Participant designating, directly or indirectly, the calendar year of payment, and if such a payment that is subject to execution of the release could be made in more than one taxable year, payment shall be made in the later taxable year. Any Award granted under the Plan that is subject to U.S. Code Section 409A and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by U.S. Code Section 409A. If a distribution is delayed pursuant to U.S. Code Section 409A, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 60 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with U.S. Code Section 416(i) and the “specified employee” requirements of U.S. Code Section 409A. Neither the Corporation nor the Committee has any obligation to take any action to prevent the assessment of any tax on any Participant with respect to any Award under Section 409A or otherwise and none of the Corporation, any of its Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

(l)
The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Puerto Rico, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)
Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or an Affiliate, (ii) interfering in any way with the right of the Corporation or an Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Corporation unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Corporation and the Participant any rights or remedies thereunder.

(n)
If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.